Exhibit 99

                         FORM 3 JOINT FILER INFORMATION

Names:   Trust U/W of Vincent Terranova
         Thomas H. Hansen

Address: P.O. Drawer H
         Valley Cottage, NY 10989

Designated Filer: Carl J. Terranova

Issuer & Ticker Symbol: Natural Alternatives International, Inc. (NAII)

Date of Event Requiring Statement: 12/03/2001

The undersigned, the Trust U/W of Vincent Terranova and Thomas H. Hansen are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Carl J. Terranova with respect to the beneficial ownership of securities of Natural Alternatives International, Inc.

TRUST U/W OF VINCENT TERRANOVA


By: /s/ Robert Becht                            /s/ Thomas H. Hansen
    ---------------------------                 ---------------------------
    Name:  Robert Becht                         Thomas H. Hansen
    Title: Trustee